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                          AGREEMENT AND PLAN OF MERGER



     AGREEMENT AND PLAN OF MERGER, dated as of July 23, 1996 (the "Merger Agreement"), between American Body Armor & Equipment, Inc., a Florida corporation ("ABA") and Armor Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of ABA ("Armor Holdings").

                               W I T N E S S E T H

     WHEREAS, on the date hereof, ABA has authority to issue 15,000,000 shares of Common Stock, par value of $.03 per share (the "ABA Common Stock"), of which there are 7,192,506 shares outstanding and no shares held in treasury, and 1,700,000 shares of 3% Convertible $1.00 stated value Preferred Stock, of which there are no shares issued and outstanding and no shares held in treasury;

     WHEREAS, on the date hereof, Armor Holdings has authority to issue 50,000,000 shares of Common Stock, par value $.01 per share (the "Armor Holdings Common Stock"), of which there are 100 shares issued and outstanding and no shares held in treasury, and 5,000,000 shares of preferred stock, of which there are no shares issued and outstanding and no shares held in treasury.

     WHEREAS, the respective Boards of Directors of ABA and Armor Holdings have determined that it is advisable and in the best interests of each of such corporations that ABA merge with and into Armor Holdings upon the terms and subject to the conditions set forth herein for the purpose of effecting the change of the state of incorporation of ABA from the State of Florida to the State of Delaware;

     WHEREAS, the Board of Directors of ABA has by resolutions duly adopted and approved this Merger Agreement;

     WHEREAS, ABA has approved this Merger Agreement in its capacity as the sole stockholder of Armor Holdings; and

     WHEREAS, the Board of Directors of ABA has directed that this Merger Agreement be submitted to a vote of its shareholders at the annual meeting of shareholders to be held on July 16, 1996, or at any and all adjournments and postponements thereof, and the shareholders of ABA have so approved this Merger Agreement at such annual meeting;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, ABA and Armor Holdings hereby agree as follows:

     Section 1. Merger. ABA shall be merged with and into Armor Holdings (the "Merger"), and Armor Holdings shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and time of filing of appropriate articles of merger, providing for the Merger, with the Secretary of State of the State of Florida and an appropriate certificate of merger, providing for the Merger, with the Secretary of State of the State of Delaware, whichever later occurs (the "Effective Time").

     Section 2. Governing Documents. The Certificate of Incorporation of Armor Holdings, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law. The Bylaws of Armor Holdings, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof, the Certificate of Incorporation of the Surviving Corporation and applicable law.

     Section 3. Succession. At the Effective Time, the separate corporate existence of ABA shall cease, and Armor Holdings shall succeed to all of the assets and properties (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of ABA, and Armor Holdings shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of ABA, including, without limitation, all outstanding indebtedness of ABA, all in the manner and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

     Section 4. Directors. The directors and the members of the various committees of the Board of Directors of ABA immediately prior to the Effective Time shall be the directors and members of such committees of the Surviving Corporation at and after the Effective Time to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

     Section 5. Officers. The officers of ABA immediately preceding the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time until their successors are duly elected and qualified.

     Section 6. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of ABA such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving Corporation, the title to and lien of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ABA, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of ABA or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.


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     Section 7. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) each share of ABA Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of Armor Holdings Common Stock;

          (b) each share of ABA Common Stock held in the treasury of ABA immediately prior to the Effective Time shall be automatically converted into one share of Armor Holdings Common Stock, which shares shall continue to be retained and held by the Surviving Corporation in the treasury thereof;

          (c) each option, warrant, purchase right, unit or other security of ABA issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be an identical security of Armor Holdings, and the same number of shares of Armor Holdings Common Stock shall be reserved for purposes of the exercise of such options, warrants, purchase rights, units or other securities as is equal to the number of shares of ABA Common Stock so reserved as of the Effective Time; and

          (d) each share of Armor Holdings Common Stock issued and outstanding in the name of ABA immediately prior to the Effective Time shall be canceled and retired and resume the status of authorized and unissued shares of Armor Holdings Common Stock, and no shares of Armor Holdings Common Stock or other securities of Armor Holdings shall be issued in respect thereof.

     Section 8. Employee Option and Benefit Plans. Each option or other right to purchase or otherwise acquire shares of ABA Common Stock granted under any employee option, stock purchase or other benefit plan of ABA (collectively, the "Plans") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or right to acquire (and Armor Holdings hereby assumes the obligation to deliver) the same number of shares of Armor Holdings Common Stock, at the same price per share, and upon the same terms, and subject to the same conditions, as set forth in the respective Plan as in effect immediately prior to the Effective Time. The same number of shares of Armor Holdings Common Stock shall be reserved for purposes of the Plans as is equal to the number of shares of ABA Common Stock so reserved immediately prior to the Effective Time. Armor Holdings hereby assumes, as of the Effective Time, (i) the Plans and all obligations of ABA under the Plans, including the outstanding options, stock purchase rights or awards or portions thereof granted pursuant to the Plans and the right to grant additional options and stock purchase right thereunder and (ii) all obligations of ABA under all other benefit plans in effect as of the Effective Time with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

     Section 9. Dividends and Distributions. In the event that any dividend or other distribution shall hereafter be declared by the Board of Directors of ABA in respect of the


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outstanding shares of ABA Common Stock payable subsequent to the Effective Time, the obligation to make payment of such dividend or other distribution shall, by virtue of the Merger, become the obligation of the Surviving Corporation and shall be satisfied in the manner specified in such declaration, except that, to the extent such dividend or other distributions shall have been declared payable in whole or in part in shares of ABA Common Stock, the Surviving Corporation shall issue, in place thereof, to the persons entitled thereto, the identical number of shares of Armor Holdings Common Stock.

     Section 10. Conditions to the Merger. The consummation of the Merger and the other transactions herein provided are subject to the following conditions:

          (a) receipt prior to the Effective Time of the requisite approval of the Merger by the holders of ABA Common Stock pursuant to the Florida Business Corporation Act; and

          (b) receipt by ABA of any required third party consents, including, but not limited to, if required, the consent of the United States Bankruptcy Court, Middle District of Florida, Jacksonville Division.

     Section 11. Certificates. At and after the Effective Time all of the outstanding certificates which immediately prior thereto represented shares of ABA Common Stock or warrants, units or other securities of ABA shall be deemed for all purposes to evidence ownership of and to represent the shares of Armor Holdings Common Stock or warrants, units or other securities of Armor Holdings, as the case may be, into which the shares of ABA Common Stock or warrants, units or other securities of ABA represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Armor Holdings Common Stock or warrants, units or other securities of Armor Holdings, as the case may be, evidenced by such outstanding certificate, as above provided.

     Section 12. Amendment. The parties hereto may amend, modify or supplement this Merger Agreement prior to the Effective Time; provided, however, that no amendment, modification or supplement may be made after the adoption of this Merger Agreement by the shareholders of ABA which changes this Merger Agreement in a way which, in the judgment of the Board of Directors of ABA, would have a material adverse effect on the shareholders of ABA, unless such amendment, modification or supplement is approved by such shareholders.

     Section 13. Termination. This Merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the shareholders of ABA, by action of the Board of Directors of ABA if:



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          (a) the condition specified in Section 10 hereof shall not have been satisfied or waived;

          (b) the Board of Directors of ABA determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of ABA and its shareholders; or

          (c) ABA fails to obtain all required third party consents and the Board of Directors of ABA determines that such failure will have a material adverse effect on the Company if the merger is consummated.

     Section 14. Counterparts. This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 15. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

     Section 16. Florida Appointment. The Surviving Corporation hereby agrees that it may be served with process in the State of Florida in any action or special proceeding for enforcement of any liability or obligation of ABA or the Surviving Corporation arising from the Merger. The Surviving Corporation appoints the Secretary of State of the State of Florida as its agent to accept service of process in any such suit or other proceeding and a copy of such process shall be mailed by the Secretary of State of the State of Florida to the Surviving Corporation at 191 Nassau Place Road, Yulee, Florida 32097 Attention:
Mr. Jonathan M. Spiller, President.

     Section 17. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


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     IN WITNESS WHEREOF, ABA and Armor Holdings have caused this Merger
Agreement to be executed and delivered as of the date first above written.

                                        AMERICAN BODY ARMOR & EQUIPMENT, INC.
                                        a Florida corporation


                                        By:   /s/ Warren B. Kanders
                                             ----------------------------------
                                             Warren B. Kanders
                                             Chairman of the Board of Directors


                                        ARMOR HOLDINGS, INC.
                                        a Delaware corporation


                                        By:   /s/ Warren B. Kanders
                                             ----------------------------------
                                             Warren B. Kanders
                                             Chairman of the Board of Directors


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